UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 29, 2018 (October 29, 2018)

ASSERTIO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13111	94-3229046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S. Saunders Road, Suite 300, Lake Forest, IL 60045
(Address of Principal Executive Offices; Zip Code)

(224) 419-7106
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 29, 2018, Phillip B. Donenberg notified Assertio Therapeutics, Inc., a Delaware corporation (the “Company”), of his decision to retire from his role as Chief Financial Officer and Senior Vice President, effective as of November 30, 2018.

On October 29, 2018, the Company appointed Daniel A. Peisert, the Company’s Senior Vice President, Business Development, as the Company’s Chief Financial Officer and Senior Vice President, effective as of December 1, 2018. Mr. Peisert will also serve as the Company’s Principal Financial Officer and Principal Accounting Officer.

Mr. Peisert, 44, has served as the Company’s Senior Vice President, Business Development, since August 2018 and joined the Company as Vice President, Business Development in September 2017. Prior to joining the Company, Mr. Peisert served as Vice President of Concordia International Corp.’s US Legacy Pharmaceuticals business where he had full profit and loss responsibility for the business unit. Prior to this, Mr. Peisert was Vice President, Business Development for Concordia and was responsible for executing Concordia’s strategic M&A plan. From 2008 to 2012, Mr. Peisert was Director of Finance and Business Development for Marathon Pharmaceuticals, LLC, a privately held specialty pharmaceutical company. Prior to entering the pharmaceutical industry, Mr. Peisert was a healthcare equity analyst and portfolio manager for Magnetar Capital and UBS O’Connor, prior to which he served as an auditor for PricewaterhouseCoopers. Mr. Peisert holds a B.S. in business with an emphasis on accounting from the University of Minnesota.

Mr. Peisert’s base salary will be $390,000, with an annual target cash bonus of 50% of his base salary (pro-rated for 2018). The Company will grant Mr. Peisert $125,000 of restricted stock units (“RSUs”) which vest equally annually over three-years beginning on the anniversary of Mr. Peisert’s appointment as Chief Financial Officer and Senior Vice President. Mr. Peisert will continue to be a party to the Company’s standard forms of Management Continuity Agreement and Indemnification Agreement.

The forms of Management Continuity Agreement and Indemnification Agreement are qualified in their entirety by reference to the full text of the forms of Amended and Restated Management Continuity Agreement and Indemnification Agreement, each of which are exhibits to the Company’s Form 8-K12B filed on August 15, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSERTIO THERAPEUTICS, INC.

Date: October 29, 2018	By:	/s/ Amar Murugan
Amar Murugan
Senior Vice President and General Counsel